HECO Exhibit 3(ii)

AMENDED AND RESTATED BYLAWS

OF

HAWAIIAN ELECTRIC COMPANY, INC.

As last amended August 6, 2009

ARTICLE I

NAME AND SEAL

Section 1. The name of the corporation shall be

HAWAIIAN ELECTRIC COMPANY, INC.

Section 2. The seal of the corporation shall be in such form as the board of directors shall determine from time to time.

ARTICLE II

SHAREHOLDERS

Section 1. Each meeting of the shareholders shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in the State of Hawaii is stated in the notice of meeting.

Section 2. The annual meeting of shareholders shall be held on such date as the board of directors or, if it does not act, the chairman of the board of directors, or in the chairman’s absence or disability, the president may designate in each year. At the annual meeting the shareholders entitled to vote thereon shall fix the size of the board of directors at not fewer than one (1) nor more than fifteen (15) members and elect the directors to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified, shall vote on the ratification of the appointment of the corporation’s independent registered public accounting firm, and may transact any general business as is properly brought before the meeting in accordance with these Bylaws. Failure to hold an annual meeting at a time fixed in accordance with these Bylaws does not affect the validity of any corporate action.

Section 3. Special meetings of shareholders shall be called by the secretary at any time upon the request of the board of directors, the chairman of the board of directors or the president or upon the written demand of shareholders entitled to make such demand in the manner prescribed by law. At any special meeting only business within the purpose or purposes described in the notice of such meeting shall be conducted.

Section 4. Notices of all shareholders’ meetings shall specify the class or classes of stock entitled to vote at such meeting, the place, day and hour of the meeting, and whether the meeting is annual or special. Notices of special meetings of shareholders must include a description of the purpose or purposes for which the meeting is called. Notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the date set for such meeting, either (i) by mailing the same, postage prepaid or (ii) by electronic transmission to the facsimile number or electronic mail address to which the shareholder has previously consented (and not revoked its consent) to receive notice, in either event such notice shall be addressed to each shareholder at the shareholder’s address as it appears upon the books of the corporation, in which case such mailing or electronic transmission shall constitute sufficient notice to shareholders. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum shall be present.

Section 5. Any meeting of the shareholders may be adjourned from time to time, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days (120) after the date fixed for the original meeting, a new record date shall be fixed for the adjourned meeting and notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each shareholder of record entitled to notice of and to vote at the meeting.

Section 6. Subject to the provisions set forth below, the holders of a majority of the shares of capital stock of the corporation outstanding and entitled to vote, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for the transaction of business, and, if a quorum is present, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting and action on matters other than the election of directors shall be taken if the votes cast favoring the action exceed the votes cast opposing the action. Once a share is represented for any purpose at a meeting it is deemed present for quorum purpose for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

Each share of common stock shall be entitled to one vote, subject, however, to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of preferred stock or otherwise.

Whenever shares of preferred stock shall be outstanding and the holders of such shares shall be entitled to vote, each share of preferred stock shall be entitled to one vote unless the resolution creating the issue of preferred stock shall otherwise provide. Where shares of preferred stock shall be outstanding and shall be entitled to vote and the holders of common stock likewise entitled to vote, each share of common stock outstanding shall count as one vote (unless the resolution creating the issue of preferred stock shall otherwise provide) and each share of preferred stock outstanding shall count as one vote in determining the presence or absence at any meeting of a majority of outstanding shares and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.

If any class of stock of the corporation shall by the terms of its issuance be not entitled to vote or if any class of stock by virtue of any resolution authorizing the issuance of preferred stock loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the corporation for the purpose of determining the presence or absence of a quorum at any meeting or whether or not the holders of a specified proportion of the capital stock outstanding have approved or disapproved of any action.

Whenever pursuant to the provisions of the resolutions authorizing the issuance of shares of preferred stock the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding shall constitute a quorum with respect to the voting of such class. Subject to the other provisions of this Section 5, if a quorum of the class is present, action on matters other than the election of directors is taken by the class if the votes cast within the class favoring the action exceed the votes cast opposing the action.

The provisions of this Section 5 of Article II are subject to any provisions of law or of the Articles of Incorporation or any resolution authorizing the issuance of shares of preferred stock or of these Bylaws requiring with respect to any matters the approval or consent of designated percentages of the outstanding shares of stock or of the outstanding shares of any class thereof, or limiting or restricting the right of any class or classes of stock to vote with respect to any matters.

Section 7. Before any person is entitled to attend a meeting or vote any stock of the corporation, either as a shareholder or as the representative of a shareholder, at the secretary’s discretion, the secretary may require such reasonable evidence as to the identity or the authority of such person to attend the meeting and vote the stock of the corporation as the secretary may deem advisable.

A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act on the shareholder’s behalf by signing an appointment form; provided that, if two or more persons are named as proxies by or on behalf of the same shareholder, then at the sole discretion of the presiding officer of the meeting, the presiding officer may limit attendance at the meeting to one person so named. The appointment form must be signed by either the shareholder personally or by the shareholder’s attorney-in-fact. A shareholder may authorize another person to act as a proxy for the shareholder by: (i) executing a writing authorizing another person or persons to act as a proxy for the shareholder; which may be accomplished by the shareholder or the shareholder’s authorized attorney-in-fact, officer, director, employee or agent signing the writing or causing the shareholder’s signature to be affixed to the writing by any reasonable means, including, without limitation, the use of a facsimile signature, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, facsimile, or other means of electronic transmission authorizing the person or persons to act as a proxy for the shareholder to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent duly authorized by the person who will be the holder of the proxy to receive the transmission; provided that any such transmission must specify that the transmission was authorized by the shareholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing may be used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Any proxy authorization given pursuant to this section shall be valid and effective until written revocation thereof is filed with the corporation, provided that no appointment is valid for more than eleven (11) months unless a longer period is expressly provided for in the appointment form.

Section 8. An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the corporation, the stock of the corporation held by that person in such capacity, whether or not such stock shall have been transferred to that person’s name on the books of the corporation. In case the stock shall not have been so transferred to that person’s name on the books of the corporation that person shall, as a prerequisite to so voting, file with or present to the corporation a certified copy of that person’s letters as such executor, administrator or guardian, or that person’s appointment or authority as trustee. In case there are two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy at any meeting of the corporation.

Section 9. The duly authorized representative of another corporation owning stock in the corporation or having authority to vote stock of another shareholder of the corporation shall be entitled to vote the stock so owned or represented.

Section 10. The shareholders having voting rights who shall be entitled to vote at any meeting of shareholders may be determined by Section 2 of Article XIV of these Bylaws.

Section 11. Whenever the corporation shall have a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, which are listed on a national securities exchange or traded over-the-counter on a national securities market of the National Association of Securities Dealers, Inc. Automated Quotation System, no holder of shares of any class of capital stock of the corporation shall be entitled to cumulate votes in the election of directors.

Section 12. Unless otherwise provided by law, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, if all of the shareholders entitled to vote on the action required or permitted to be taken at the meeting sign a written consent or written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of meetings of shareholders in the corporate records of the corporation, and shall have the same effect as a unanimous vote.

ARTICLE III

BOARD OF DIRECTORS

Section 1. There shall be a board of directors to consist of not fewer than one (1) nor more than fifteen (15) members who need not be shareholders. Subject to the foregoing limitations the number of directors shall be fixed each year and the directors shall be elected by the shareholders entitled to vote thereon at their annual meeting to hold office until the next annual meeting and thereafter until their successors are duly elected and qualified; provided that the number of directors may be increased or decreased and if increased the additional directors shall be elected by the shareholders entitled to vote thereon at any special meeting during the year. Whenever shares of preferred stock shall be outstanding, the directors shall be elected in such manner as may be provided in the resolution authorizing the issuance of such preferred stock.

Section 2. Each meeting of the board of directors shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in the State of Hawaii is stated in the notice of meeting. A meeting of the board of directors elected at an annual meeting of shareholders shall be held at the place of such annual meeting immediately or as soon as practicable thereafter, and no notice thereof shall be necessary.

Section 3. The board of directors may establish regular meetings which shall be held in such places, or by remote communication, and at such times as they may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

Section 4. Special meetings of the board of directors may be called at any time by the chairman of the board of directors, or by the president, or by any two directors.

Section 5. Except as otherwise expressly provided, notice of any meeting of the board of directors for which notice is required to be provided shall be given to each director by the secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth, by electronic transmission or by leaving written notice of such meeting with the director or at the director’s residence or usual place of business not later than the day before the meeting. Non-receipt of any such notice shall not invalidate any business done at or in any meeting at which a quorum is present. The presence or participation of any director at any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director, except where a director at the beginning of the meeting (or promptly upon such director’s arrival) objects to holding the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. A director may, prior to, at or subsequent to the meeting, waive notice of the meeting in writing, signed by the director entitled to notice, and filed with the minutes or corporate records.

Section 6. A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, except that a minority of the board may fill vacancies in the board as provided in Section 7 of this Article III. Unless the action of a greater number of directors shall be required by the Articles of Incorporation, these Bylaws or law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7. In case of any vacancies due to death, incapacity, resignation or otherwise in the board of directors, including temporary vacancies caused by the illness of directors, the remaining members of the board of directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section 8 of this Article III. In case of any temporary vacancy aforesaid, such temporary vacancy shall be filled only until the termination of such director’s illness.

Section 8. The shareholders of the corporation may at any special meeting, whether called for the purpose or not, depose or remove from office any director, including any director appointed by the board of directors pursuant to the provisions of Section 7 of this Article III. The shareholders of the corporation may at any special meeting, whether called for the purpose or not, fill any vacancies which may then exist in the board of directors, whether caused by resignations, removals or otherwise, and including temporary vacancies.

Section 9. The board of directors may create and appoint from its own membership such committees as it deems desirable, which shall have such functions and authority as the board of directors shall determine, subject to any limitations provided by law. Each committee must have two (2) or more members, who shall serve at the pleasure of the board of directors.

Section 10. Members of the board of directors or of a committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 11. Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the board of directors, may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents or provide consent via electronic transmission setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote. In the case of consent by electronic transmission, the consent shall be submitted with information from which it may reasonably be concluded that the electronic transmission was authorized by the proper board or committee member.

ARTICLE IV

OFFICERS

The officers of the corporation shall be a chairman of the board, a president, one or more vice-presidents, a treasurer, a controller and a secretary. Any two of the offices of vice-

president, treasurer, controller and secretary may be held by the same person. There may also be such subordinate officers as the board of directors shall appoint. The officers shall be appointed annually by the board of directors at the first meeting thereof after the annual or special meeting of the shareholders at which the board of directors is elected, and shall hold office for one year and thereafter until their successors shall be duly appointed and qualified; provided, that the number of vice-presidents may be changed from time to time by the board of directors at any meeting or meetings thereof and if increased at any time the additional vice president or vice-presidents shall be appointed by the board of directors. No officer or subordinate officer need be a shareholder and no officer or subordinate officer other than the chairman of the board of directors need be a director of the corporation.

ARTICLE V

CHAIRMAN OF THE BOARD

The chairman of the board of directors shall preside at all meetings of the shareholders and of the board of directors and shall have such powers and perform such duties as may be assigned to the chairman of the board from time to time by the board of directors. The chairman of the board shall, except as may otherwise be provided by resolution of the board of directors, have full authority to vote the shares of stock owned by the corporation at all meetings of other corporations in which the corporation may be a shareholder.

ARTICLE VI

PRESIDENT

In the absence of the chairman of the board of directors, the president shall preside at meetings of the shareholders and of the board of directors. The president shall exercise general supervision and direction of the business and affairs of the corporation. The president shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the president elsewhere in these Bylaws or as may be assigned to the president from time to time by the board of directors.

ARTICLE VII

VICE-PRESIDENTS

The vice-presidents, in such order or according to such system as the board of directors shall determine or adopt, shall assume and perform the duties of the president when the office of president is vacant or whenever the president, for any reason, cannot discharge the duties of the office. The vice-presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these Bylaws or as may be assigned to them from time to time by the board of directors or by the president.

ARTICLE VIII

TREASURER

The treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the treasurer elsewhere in these Bylaws or as may be assigned to the treasurer from time to time. In the absence or disability of the treasurer, or if that office is vacant, the treasurer’s duties may be performed by the controller, the secretary or by an assistant treasurer. The directors may by resolution authorize the controller, the secretary or an assistant treasurer equally with the treasurer to have any or all of the powers and to perform any or all of the duties given to the treasurer in these Bylaws.

ARTICLE IX

CONTROLLER

The controller shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the controller elsewhere in these Bylaws or as may be assigned to the controller from time to time. In the absence or disability of the controller, or if that office is vacant, the controller’s duties may be performed by the treasurer, the secretary or by an assistant controller. The directors may by resolution authorize the treasurer, secretary or an assistant controller equally with the controller to have any or all of the powers and to perform any or all of the duties given to the controller in these Bylaws.

ARTICLE X

SECRETARY

The secretary shall have the powers and perform the duties customarily incidental to the office; the secretary shall give notice of all meetings of the shareholders whenever requested to do so by the person thereunto duly authorized, shall prepare and maintain custody of the minutes of meetings of the shareholders and the board of directors, shall authenticate records of the corporation, and shall have such other powers and duties as may be given elsewhere in these Bylaws or as may be assigned to the secretary from time to time. In the absence or disability of the secretary, or if that office is vacant, the secretary’s duties may be performed by the treasurer, the controller, or by an assistant secretary. The directors may by resolution authorize the treasurer, the controller, or an assistant secretary equally with the secretary to have any or all of the powers and to perform any or all of the duties given to the secretary in these Bylaws.

ARTICLE XI

SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES

Section 1. The board of directors may appoint assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries and such other subordinate officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the board of directors and who shall have such powers and duties as may be determined by the board of directors. The authority to appoint or employ and to discharge subordinate officers and agents and to fix their powers and duties may be delegated by the board of directors to the president or any officer or officers of the corporation. The officer to whom the power to appoint subordinate officers is delegated by the board of directors shall report to the board the names and titles of all subordinate officers appointed by such officer. Any officer of the corporation may also be a subordinate officer, agent or employee.

Section 2. The salaries and compensation of all officers, subordinate officers and agents shall be approved by the board of directors. The authority to fix the salaries and compensation of subordinate officers and agents may be delegated by the board of directors to the president.

Section 3. The president shall have the control of all employees and shall determine the compensation of all employees other than that of the officers, subordinate officers and agents.

ARTICLE XII

REMOVALS AND VACANCIES

Section 1. The board of directors of the corporation may at any time remove from office or discharge from employment any officer, or subordinate officer, appointed by it or by any person under authority delegated by it, except in so far as such removal would be contrary to law.

Section 2. If the office of any officer or subordinate officer shall become vacant for any reason, the board of directors may appoint an acting or temporary officer or a successor to serve at its pleasure; provided, however, that if the board of directors shall have delegated to any officer the authority to employ or discharge such subordinate officer, then the officer to whom such authority shall have been delegated shall appoint an acting or temporary officer or successor to the office of such subordinate officer, which shall so have become vacant to serve during the pleasure of such appointing officer.

ARTICLE XIII

SHARES OF CAPITAL STOCK

Section 1. Shares of the capital stock of the corporation may be certificated or uncertificated. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates. The board of directors, by resolution, may authorize holders of the corporation’s shares to elect to hold their shares in certificated or uncertificated form. The authority to issue uncertificated shares shall not affect shares already represented by a certificate until the certificate is surrendered.

Section 2. In the case of certificated shares, certificates shall be of such form and device as the board of directors shall from time to time determine but each such certificate shall plainly show its number, the date of issuance, the name of the person to whom it is issued, the number and class of shares, the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate of stock shall be sealed with the corporate seal and signed by the chairman of the board of directors or the president or a vice-president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that the board of directors may provide that stock certificates which are signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers and subordinate officers as above designated. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Section 3. In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the corporation shall send the shareholder a written statement (which may be referred to as a transaction advice) containing at least the following information, together with any other information required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (ii) the name of the person to whom the uncertificated shares have been issued or transferred, (iii) the number and class of shares, and the designation of the series, if any, to which the transaction advice relates, (iv) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the shareholder, (v) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (vi) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. The transaction advice shall also contain a statement to substantially the following effect: “This transaction advice is merely a confirmation of the share ownership of the addressee according to the stock records of the corporation as of the time of its issuance. Delivery of this transaction advice, by itself, confers no rights on the recipient. This transaction advice is neither a negotiable instrument nor a security.”

ARTICLE XIV

TRANSFER OF SHARES OF STOCK

Section 1. Transfers of shares of the capital stock of the corporation shall be made only by the corporation’s duly appointed secretary, transfer agent or registrar on the books of the corporation in accordance with the written instructions of the registered holder thereof, or by his or her duly authorized attorney-in-fact. No such transfer shall be valid, except between the parties thereto, until such transfer shall have been recorded on the books of the corporation so as to show the date of the transfer, the names of the parties thereto, their addressees, and the number and description of the shares transferred. In the case of certificated shares, the transfer of shares of stock shall be made only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power (with signature guarantee or such other satisfactory evidence or guarantee of authenticity and authority as the secretary, transfer agent or registrar may require) and the payment of all taxes thereon, and, if the transferred shares are to be certificated, the corporation shall issue one or more new certificates evidencing ownership of such shares by the new registered holder thereof. In the case of uncertificated shares, transfer of shares of stock on the records of the corporation shall be made only upon receipt of proper written or electronic transfer instructions from the registered owner or by his or her duly authorized attorney-in-fact or other authorized person (with signature guarantee or other satisfactory evidence or guarantee of authenticity and authority that the secretary, transfer agent or registrar may require) containing the following information: (i) the name, address and taxpayer identification number, if any, of the party transferring the shares, (ii) the number of shares transferred and the class of such shares, and the designation of the series, if any, and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares, and the payment of all taxes thereon. In the case of certificated shares or uncertificated shares that are to be transferred without certificates, such transfer shall be confirmed by the corporation’s sending of an appropriate transaction advice to the new registered holder thereof.

Section 2. The books for the transfer of stock may be closed as the board of directors may from time to time determine for a period not exceeding twenty (20) days before the annual or any special meeting of shareholders or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of stock the board of directors may fix in advance a day as the record date for determination of shareholders to be entitled to have or exercise the right to receive notice, to vote, to receive dividends, or to receive or exercise any such rights. In the event that the books for the transfer of stock are to be closed the secretary may be directed by the board of directors to give such notice of such closing as the board of directors may deem advisable.

Section 3. In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the corporation, a duplicate certificate may be issued upon such terms as the board of directors may prescribe, including but not limited to the requirement that the person requesting the duplicate certificate provide a bond or an agreement of indemnity acceptable to the corporation. In the event that the board of directors has authorized the issuance of shares of the relevant class or series of stock without certificates, a transaction advice or other written statement as described in Section 3 of Article XIII may be issued in place of any lost, mutilated or destroyed certificate theretofore issued by the corporation, upon such terms (including without limitation, the requirement of a bond or indemnity) as the board of directors may prescribe.

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any and all purposes whatsoever and shall not be bound to recognize any equitable, beneficial ownership or other claim to or interest in such share or shares on the part of any other claimant thereto, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 5. The board of directors shall have power and authority to make all such rules and regulations as they deem expedient, concerning the issue, transfer and registration of shares of the capital stock of the corporation.

Section 6. Shares of its capital stock acquired by the corporation become authorized and unissued shares of the corporation and the acquisition of such shares by the corporation shall be evidenced by the cancellation of such shares in the stock records of the corporation.

ARTICLE XV

EXECUTION OF INSTRUMENTS

All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these Bylaws or any such general or special resolution applicable to any such instrument then such instrument shall be signed by any two of the following: the chairman of the board of directors, the president, any vice-president, the treasurer, the controller, or the secretary. The board of directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any such instrument on behalf of the corporation. The board of directors may provide for the execution of any corporate instrument or document by electronic means, by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the board of directors.

ARTICLE XVI

IMMUNITY AND INDEMNIFICATION

Immunity of directors and officers of the corporation and indemnification by the corporation of directors and officers of the corporation from costs and expenses and liabilities shall be governed by the provisions relating thereto included in the Articles of Incorporation of the corporation and in any indemnity agreements between the corporation and any such director or officer.

ARTICLE XVII

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE XVIII

AMENDMENT TO BYLAWS

The Bylaws of the corporation may from time to time be repealed, amended or altered, or new Bylaws may be adopted by a majority vote of the board of directors or at any regular meeting of the shareholders (or at any special meeting duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment or any new Bylaw provision or provisions is contained in the notice of such meeting); provided, however, that any provision for which a greater vote is required by the Articles of Incorporation, these Bylaws or by law, shall itself be amended only by such greater vote.

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